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Exhibit 10.2
                      INDEMNITY AND SUBROGATION AGREEMENT


          THIS INDEMNITY AND SUBROGATION AGREEMENT (this "Agreement") is made and entered into as of January 1, 1998 by and between Object Products, Inc., a Delaware corporation ("OPI"), and Michael E. Meisel ("Mr. Meisel").

          WHEREAS, Res-Q, Inc. ("Res-Q") merged with and into a wholly-owned subsidiary of OPI ("Sub");

          WHEREAS, Res-Q had entered into a revolving line of credit agreement ("Loan Agreement") with Wells Fargo Bank (the "Bank") which was assigned to and assumed by Sub;

          WHEREAS, Mr. Meisel had provided a guaranty (the "Guaranty") in connection with the Loan Agreement;

          WHEREAS, Mr. Meisel has become a director of OPI and has provided additional services to OPI;

          WHEREAS, OPI desires, upon the terms and conditions set forth in this Agreement, to indemnify Mr. Meisel from any loss or damage, including, without limitation, reasonable attorneys' fees and costs, as a result of any claim, demand or action brought against him by the Bank (or any successor in interest thereto) in connection with the Guaranty;

          NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants contained herein and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Indemnity. OPI shall indemnify Mr. Meisel for any deficiency that
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he suffers after making a claim for reimbursement from the [principal borrower]
(as such term is defined in the Guaranty) in connection with any claim by the Bank against Mr. Meisel under the Guaranty; provided, however, that OPI shall
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not be liable for any such loss or damage he may incur resulting from a settlement with respect to the Loan Agreement or the Guaranty effected by Mr. Meisel without OPI's prior written consent (which consent shall not be unreasonably withheld) or from any gross misconduct on the part of Mr. Meisel as employee of OPI or one of its subsidiaries.

          2.  Notice of Claims. Mr. Meisel shall promptly notify OPI of any
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claim under and payment in respect of the Guaranty and shall promptly notify OPI of any claim he intends to make pursuant to this Agreement in such detail as OPI shall reasonably require.

          3.  Maximum Liability. It is understood by both parties to this
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Agreement that the maximum liability of OPI under this indemnity shall be two hundred thousand dollars
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($200,000.00) which is the current amount of Mr. Meisel's guarantee under the
Loan Agreement with the Bank plus accrued interest on the outstanding amount.

          4.  No Modifications.  It is further understood, and Mr. Meisel
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agrees, that Mr. Meisel shall not accept or effect any modifications of terms of the Loan Agreement, as they apply to him or the Guaranty or any liability or obligation thereunder, or the Guaranty (which OPI's prior consent which consent shall not be unreasonably withheld).

          5.  Right of Subrogation.  If OPI makes a payment to Mr. Meisel or any
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third party pursuant to a claim for indemnification under this Agreement, or any liability or obligation incurred with respect to or arising out of the transactions contemplated by the Loan Agreement or the Guaranty, OPI shall be subrogated to the rights of the payee, to the extent of such payment against the Bank or any third party with respect to such payment to the extent of such payment. Mr. Meisel agrees to execute all documents required and to do all acts that may be necessary to secure such rights and to enable OPI effectively to bring suit to enforce or otherwise enforce such rights.

          6.  Negative Covenants. Mr. Meisel agrees that, without OPI's prior
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written consent, he will not take any action that may impair OPI's right of subrogation.

          7.  Miscellaneous.
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          a.  Amendments; Waivers. No amendment or other modification,
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forbearance or waiver of any provision of this Agreement nor any consent to any departure herefrom shall under any circumstances be effective unless the same shall be in writing and signed by both of the parties hereto, and then any such forbearance, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of any party hereto to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under this Agreement preclude any other or further exercise thereof or the exercise of any other right or remedy.

          b.  Notices.  Notices and other communications required or permitted
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to be given under this Agreement shall be in writing and delivered personally or sent by certified mail, postage prepaid, by facsimile or by reputable overnight courier service at the following addresses:

                         (1)    if to OPI:

                                330 Townsend Street, Suite 206
                                San Francisco, CA  94107-1630
                                Fax:  415-495-4748
                                Attention:  William W. Shaw, III

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                         (2)    if to Mr. Meisel:

                                Mr. Michael E. Meisel
                                1248 Dubonnet Court
                                Agoura, CA  91301

                                Attention: Mike Meisel

          c.  Severability.  If any provision or provisions, or if any portion
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of any provision or provisions, in this Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable, in its entirety or partially, or as to any party, for any reason, then it is the intent of the parties hereto that such provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, including by reducing the amount or degree of any obligation or waiver which is illegal, invalid or unenforceable by the minimum amount necessary in order to make the same legal, valid and enforceable, and that the remainder of this Agreement shall be construed as if such illegal, void, voidable, invalid, nonbinding or unenforceable provision or provisions were not contained therein, and that the rights, obligations and interest of the parties under the remainder of this Agreement shall continue in full force and effect.

          d.  Counterparts. This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          e.  Integration.  This Agreement constitutes the entire agreement
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among the parties hereto with respect to the subject matter hereof, and shall supersede and take the place of all drafts and other communications and any other instrument purporting to be an agreement of the parties hereto, with respect to the subject matter hereof.

          f.  Governing Law. This Agreement, shall be governed by the laws of
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the State of California without giving effect to conflicts of laws provisions.

          g.  Successors and Assigns. This Agreement is intended to be binding
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upon and inure to the parties hereto and their respective successors, heirs and assigns; provided that neither party shall assign any of his or its rights or obligations hereunder without the prior written consent of the other party.

          IN WITNESS WHEREOF, the parties hereto have executed this Indemnity and Subrogation Agreement effective as of the date first set forth above.


                             Object Products, Inc.

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                              By: /s/ William W. Shaw, III
                                  ------------------------
                                  William W. Shaw, III
                                  President


                                  Mr. Meisel


                                  /s/ Michael E. Meisel
                                  ---------------------
                                  Michael E. Meisel

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